Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193518) pertaining to the 2013 Omnibus Incentive Plan and 2013 Employee Share Purchase Plan of CHC Group Ltd. of our report dated July 15, 2016, with respect to the consolidated financial statements of CHC Group Ltd., included in this Annual Report (Form 10-K) for the year ended April 30, 2016, filed with the Securities and Exchange Commission.

Vancouver, Canada	/s/ Ernst & Young LLP
July 15, 2016	Chartered Professional Accountants